                                                                       EXHIBIT 2

                       CERTIFICATE OF STOCK DESIGNATION

                                      OF

                       DIAGNOSTIC HEALTH SERVICES, INC.



          It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is DIAGNOSTIC HEALTH SERVICES, INC.

2. The certificate of incorporation of the Corporation authorizes the issuance of 3,000,000 shares of preferred stock of the Corporation having a par value of $.001 per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to fix by resolution or resolutions the designation, number, preferences and relative, participating, optional and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series of Preferred Stock to be issued.

3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of the Preferred Stock of the Corporation as follows:

          RESOLVED: That there shall be created a series of the Preferred Stock of the Corporation, to be designated as "Series A" of such Preferred Stock and to consist of 1,125,000 shares of such Preferred Stock, which will have relative rights, preferences and limitations as follows:

                            Series A Preferred Stock
                            ------------------------

              Dividends.
              ----------

          1.  Stock Dividends.  Each outstanding share of the Series A Preferred
              ---------------
Stock (a "Share") will accrue dividends, from the date of issuance of such Share, at the rate of 7.25% per annum, which shall be payable in kind in additional Shares (including fractional Shares). The date on which the Corporation initially issues or is required hereunder to issue any Share will be deemed to be its "date of issuance"
                                                       ----------------
regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued at any time and from time to time to evidence such Share.

          2. Dividend Reference Dates. Accrued dividends on the Shares shall be
             ------------------------
payable on December 31 of each year while any Shares remain outstanding, and on an interim basis during each calendar year in the event and to the extent that the holder thereof may elect to convert any accrued but unissued dividends in accordance with the conversion rights hereinbelow provided, and/or in the event and to the extent that any accrued but unissued dividends are to be redeemed as hereinbelow provided.

          3.  Distribution of Partial Dividend Payments. Except as otherwise
              -----------------------------------------
provided herein, if at any time the Corporation issues less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such issuance will be allocated and made ratably among the holders thereof based upon the number of Shares held by each such holder; provided, however, that this
                                                    --------  -------
Section 1.3 shall not apply with respect to any mid-year issuances of dividends for purposes of conversions by or redemptions from less than all of the holders of Series A Preferred Stock; and further provided, that nothing herein contained
                             --- ------- --------
shall be deemed to permit the issuance of less than the total amount of dividends issuable on any required date for the issuance of dividends.

                   Liquidation.
                   ------------

       Upon any liquidation, dissolution or winding up of the Corporation, each holder of Series A Preferred Stock will be entitled to be paid, out of the net assets of the Corporation available for distribution to stockholders of the Corporation, and before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares (including any accrued but unissued dividends) held by such holder, and the holders of Series A Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock and the holders of all outstanding shares of any other series or class of preferred stock that are not Junior Securities and rank on a parity as to liquidation with the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amounts which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series A Preferred Stock (including any accrued but unissued dividends) and such other preferred stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than thirty (30) days prior to the payment date stated therein, to each record holder of Series A Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

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             Priority of Series A Preferred Stock on Redemptions.
             ----------------------------------------------------

            So long as any Series A Preferred Stock remains outstanding, neither the Corporation nor any Subsidiary will redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (other than redemption, in accordance with the terms thereof, of publicly traded warrants of the Corporation which are outstanding on the first date on which any Shares are issued), nor will the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, other than dividends payable solely in Junior Securities.

              Redemptions.
              ------------

          1.  Holder Optional Redemption.  The holders of the Series A Preferred
              --------------------------
Stock shall have the right, at any time and from time to time commencing on the fifth (5th) anniversary of the first date on which any Shares were issued, and upon sixty (60) days' prior written notice to the Corporation, to require the Corporation to redeem any or all of the outstanding Shares of Series A Preferred Stock (including any accrued but unissued dividends) at a price per Share equal to the Liquidation Value. The Corporation shall not be required to make any such payments, and the holders of the Series A Preferred Stock shall not be entitled to receive or retain such payments, in the event and to the extent that
(a) at the time of any such payment, the funds of the Corporation legally available for redemption of the subject Shares are insufficient to redeem the total number of Shares to be redeemed on such date, or (b) at the time of any such payment or after giving effect thereto, there would exist any "Event of Default" or other such event (which has not been waived by the subject lender) permitting the acceleration (or which, with notice or lapse of time or both, would permit acceleration) of outstanding obligations of the Corporation under any loan agreement, credit facility, indenture or other agreement or instrument respecting borrowed money. In the event that the Corporation shall fail to make any redemption payment hereunder by reason of the foregoing limitations, then the Corporation shall (i) effect the requested redemption in cash to the extent not so restricted, on a first-come, first-served basis in the event of multiple or sequential redemption demands hereunder (and, within each redemption demand, ratably as among the holders requesting redemption based upon the number of Shares then requested to be redeemed by such holders), (ii) give written notice to the affected holders, stating in reasonable detail the extent of any payments not then being made in cash hereunder and the circumstances giving rise to such non-payment, (iii) make payment for any Shares to be redeemed but which are not paid for in cash by the issuance of unsecured subordinated one-year promissory notes of the Corporation (the "Redemption Notes"), each of which shall (A) bear interest at the rate of 12% per annum, which shall accrue commencing on the subject Mandatory Redemption Date (as such term is hereinafter defined), and shall, except as limited by the following clause (B), be payable quarterly in arrears commencing three months after the subject Mandatory Redemption Date, (B) provide that, if, at the time of any such scheduled interest payment date, or after giving effect to such interest payment, there would exist any "Event of Default" or other such event (which has not been waived by the subject lender) permitting the acceleration (or which, with notice or lapse of time or both, would permit acceleration) of outstanding obligations of the Corporation under any loan agreement, credit facility, indenture or other agreement or instrument respecting borrowed money (whether or not any borrowings are actually outstanding at such time under such loan agreement, credit facility, indenture or other agreement or instrument, provided that the subject lender then has a funding commitment thereunder), then such scheduled interest payment shall be suspended and deferred until such time as such "Event of Default" or other such event has been waived by the subject lender or has been cured, (C) provide that the holder shall not exercise any remedies for enforcement of cash payments under such Redemption Note, or take any action against the Corporation (including, without limitation, filing or joining in the filing of any petition or proceeding under any bankruptcy, insolvency, receivership, reorganization or other such or similar proceeding), by reason of any non-payment or other non-performance by the Corporation or any of its subsidiaries of any covenant or agreement (whether related or not related to the Series A Preferred Stock or the Redemption Note) other than collection of any accrued interest the payment of which was not prohibited under the foregoing clause (B), (D) provide that, in the event of any bankruptcy, insolvency, receivership, reorganization or other such or similar proceeding relating to the Corporation, the

Corporation's senior secured lender(s) (which, on the date hereof, is Texas Commerce Bank National Association) shall receive payment in full on the indebtedness of the Corporation held by such lender(s), prior to any payment on or in respect of such Redemption Note, (E) permit the prepayment of principal thereunder at any time or from time to time at the option of the Corporation, subject to any limitations imposed under any loan agreement, credit facility, indenture or other agreement or instrument respecting borrowed money to which the Corporation is subject (whether or not any borrowings are actually outstanding at such time under such loan agreement, credit facility, indenture or other agreement or instrument, provided that the subject lender then has a funding commitment thereunder), (F) permit the holder thereof, at its option, at any time and from time to time, to convert any or all outstanding principal and/or unpaid accrued interest of such Redemption Note into Common Stock in a manner consistent with Section 5.1 below (provided that the 9.9% limitation contained in such Section 5.1 shall not be applicable to the Common Stock issuable upon any conversion of Redemption Notes), (G) provide that, to the extent that any principal of such Redemption Note shall be outstanding on the first (1st) anniversary of the subject Mandatory Redemption Date, and provided that all interest payments under such Redemption Note are current at such time, then all such outstanding principal shall on such date automatically be converted into Common Stock in accordance with Section 5.1 below (provided that the 9.9% limitation contained in such Section 5.1 shall not be applicable to the Common Stock issuable upon any conversion of Redemption Notes), and (H) provide that, in the event that interest payments under such Redemption Note are not current on the first (1st) anniversary of the subject Mandatory Redemption Date, then, at such later time as such interest payments are made current, such Redemption Note shall thereupon automatically be converted into Common stock in accordance with Section 5.1 below (provided that the 9.9% limitation contained in such Section 5.1 shall not be applicable to the Common Stock issuable upon any conversion of Redemption Notes), (iv) from time to time following the requested redemption date, make any and all principal payments under the Redemption Notes to the extent not prohibited by the limitations hereunder or under the Redemption Notes as soon as practicable after such payments are no longer prohibited, ratably among the affected holders as aforesaid, and on a first-come, first-served basis in the event of multiple or sequential redemption demands hereunder, and
(v) use all reasonable efforts to obtain or make available, as promptly as practicable, additional funds which may be utilized to make principal payments on the Redemption Notes without violation of the limitations hereunder or under the Redemption Notes. In the event and to the extent that any holder shall receive any redemption payment hereunder which, in accordance with the foregoing limitations, it is not entitled to receive, then such holder shall immediately, upon written notice to such holder, return the amount of the prohibited payment to the Corporation, and pending such return, shall hold the amount of such payment in trust for the benefit of the Corporation and any Persons claiming thereunder. Any date fixed for redemption under this Section 4.1 is herein referred to a "Mandatory Redemption Date."
               -------------------------

          2. Corporation Optional Redemptions. The Corporation may at any time
             --------------------------------
and from time to time redeem all or any portion of the Series A Preferred Stock then outstanding (including any accrued but unissued dividends), as designated by the Corporation in connection with each such redemption. On any such redemption, the Corporation will pay a price per Share in accordance with the following:

Time Elapsed From First
Date on Which Any Shares
Were Issued to Date of
Optional Redemption               Redemption Price Per Share
-------------------------         --------------------------

6 months or less                           $7.00

more than 6 months, and up                 $7.35
 to 1 year

more than 1 year, and up                   $7.75
 to 2 years

more than 2 years, and up                  $8.10
 to 3 years

more than 3 years, and up                  $8.50
 to 4 years

more than 4 years                          $9.00

Any optional redemption by the Corporation hereunder will be made upon not less than thirty (30) days' prior written notice and not more than forty-five (45) days' prior written notice to the holders of the outstanding Series A Preferred Stock. Upon the giving of any such notice, and until the date fixed therein for redemption, the conversion rights (as provided in Section 5 below) in respect of the Shares called for redemption shall be suspended, and in lieu thereof, any and all holders of the Shares called for redemption may elect, at any time prior to the expiration of the notice period, to convert any or all of the Shares called for redemption into shares of Common Stock at the rate of one Share of Series A Preferred Stock for each share of Common Stock; provided, however, that
                                                         --------  -------
if the number of Shares of Series A Preferred Stock which (i) have theretofore been converted into Common Stock and are still held by any of the Persons (or any of their respective affiliates) to whom Series A Preferred Stock was issued on the first date on which any Shares were issued, and (ii) are then requested to be converted into Common Stock, exceeds, in the aggregate, 4.9% of the total outstanding Common Stock (after giving effect to all such conversions), then, at the Corporation's option, each electing holder of Series A Preferred Stock may be limited to converting a portion of such holder's Series A Preferred Stock equal to the product of (i) the maximum number of shares of Common Stock which could then be issued without causing the aforesaid 4.9% limit to be exceeded, multiplied by (ii) a percentage equal to (A) the number of shares of Series A Preferred Stock then requested to be converted by such holder, divided by (B) the total number of shares of Series A Preferred Stock then requested to be converted by all holders of Series A Preferred Stock. On the date fixed for redemption, the Corporation shall, in accordance with Section 4.3 below, issue shares of Common Stock to those holders requesting conversion of any or all of their Series A Preferred Stock as aforesaid (subject to the aforedescribed cut-
back), and shall pay to the holders thereof the applicable redemption price for all other shares of Series A Preferred Stock called for redemption (such payment to be made, at the Corporation's option, by wire transfer of immediately available funds or by certified or bank cashier's check). Each date fixed for any such optional redemption is herein referred to as an "Optional Redemption
                                                          -------------------
Date."  The Corporation shall not be required to issue any fractional shares of
----
Common Stock upon any conversion pursuant to this Section 4.2, and any such fractional share that would otherwise be issuable to any holder shall be eliminated.

          3.  Redemption Procedure.  For each Share which is to be redeemed, the
              --------------------
Corporation will be obligated on the subject Optional Redemption Date or Mandatory Redemption Date (subject to the limitations in Section 4.1 above) to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) shares of Common Stock and/or an amount in immediately available funds equal to applicable redemption price therefor pursuant to Section 4.1 or 4.2 above (as the case may be).

          4.  Reissuance of Certificates.  In case fewer than the total number
              --------------------------
of Shares represented by any stock certificate are redeemed or converted, a new certificate representing the number of unredeemed and unconverted Shares will be issued to the holder thereof without cost to such holder within five (5) business days after surrender of the certificate representing the redeemed or converted Shares.

          5.  No Dividends After Redemption Date.  No Share will be entitled to
              ----------------------------------
any dividends accruing after the date on which the applicable redemption price of such Share is paid to the holder thereof, or such Share is converted into Common Stock in accordance with Section 4.2 above. On such date, all rights of the holder of such Share will cease, and such Share will not be deemed to be outstanding.

          6.  Redeemed or Otherwise Acquired Shares.  Any Shares which are
              -------------------------------------
redeemed or otherwise acquired by the Corporation, or which are converted into Common Stock in accordance with Section 4.2 above, will be canceled, and (a) so long as any Series A Preferred Stock remains outstanding, such Shares may be reissued for the purpose of paying dividends on outstanding Series A Preferred Stock, and (b) from and after such time as no Series A Preferred Stock shall be outstanding, such Shares may thereafter be reissued as a part of a new series of Preferred Stock of the Corporation to be created by resolution or resolutions of the Board of Directors of the Corporation.

           Conversion into Common Stock.
           ----------------------------

           1.  Conversion Rights.  The holders of outstanding Series A
               -----------------
Preferred Stock may, at any time and from time to time, convert outstanding Shares (including any accrued but unissued dividends) into Common Stock at the rate of one Share for each share of Common Stock. In addition, in the event that, commencing with the Corporation's fiscal quarter ending December 31, 1997, the mean average daily last reported sale price of the Common Stock (the "Average Closing Price") in any fiscal quarter of the Corporation shall be less than $7.00 per share, then, at any time and from time to time during the next succeeding fiscal quarter of the Corporation, the holders of the outstanding Series A Preferred Stock shall have the right to convert any or all of their Shares (including any accrued but unissued dividends) into Common Stock, with each outstanding Share being convertible into a number of shares of Common Stock equal to (i) the Liquidation Value, divided by (ii) the Average Closing Price during the preceding fiscal quarter of the Corporation. With respect to each conversion election, the Corporation shall have the right to limit such conversion in a manner consistent with Section 4.2 above (provided that the 4.9% limitation stated in Section 4.2 above shall instead be 9.9% for purposes of this Section 5.1), and the Corporation shall not be required to issue any fractional shares of Common Stock upon any conversion pursuant to this Section 5.1, and any such fractional shares shall be eliminated.

          2.  Voting of Conversion Shares.  Any and all shares of Common Stock
              ---------------------------
issued upon conversion of Series A Preferred Stock (whether such conversion occurs under this Section 5, or pursuant to Section 4.2 above) shall be subject, during the one (1) year period following the date of issuance thereof, to a full discretionary proxy in favor of the Chairman of the Corporation (with full power of substitution) on all matters to be voted upon or approved by stockholders of the Corporation; and at the time of any conversion, and as a condition to the Corporation's obligations to issue the subject Common Stock and reflect the converting holder as the holder of record of the subject Common Stock, such converting holder shall execute and deliver to the Chairman of the Corporation a written proxy consistent with the requirements of this Section 5.2.

          3.  No Dividends after Conversion Date.  No Share will be entitled to
              ----------------------------------
any dividends accruing after the date on which the holder thereof elects to convert such Share into Common Stock. On such date, all rights of the holder of such Share will cease, and such Share will not be deemed to be outstanding.

           4.  Converted Shares.  Any Shares which are converted into Common
               ----------------
Stock under this Section 5 will be canceled and (a) so long as any Series A Preferred Stock remains outstanding, such Shares may be reissued for the purpose of paying dividends on outstanding Series A Preferred Stock, and (b) from and after such time as no Series A Preferred Stock shall be outstanding, such Shares may thereafter be reissued as a part of a new series of Preferred Stock of the Corporation to be created by resolution or resolutions of the Board of Directors of the Corporation.

            Voting Rights.
            --------------

       Except as otherwise provided herein and as otherwise required by law, the Series A Preferred Stock will have no voting rights; provided, however, that in
                                                     --------  -------
the event that and at such time as there shall be continuing any Default, each outstanding Share of Series A Preferred Stock shall entitle the holder thereof on the subject record date for such vote, voting with the holders of Common Stock as a single class on all matters submitted to the Corporation's stockholders for voting or approval, to cast a number of votes equal to the maximum number of shares of Common Stock that would be issuable upon conversion of such Share of Series A Preferred Stock into Common Stock on the record date for the subject vote.

              Adjustments.
              ------------

       In the event that, at any time and from time to time subsequent to the first date on which any Shares were issued, there shall occur any stock split, stock dividend, combination of shares, recapitalization or other such event relating to the outstanding Common Stock, then the number of shares of Common Stock issuable upon conversion pursuant to Section 4.2 above and the first sentence of Section 5.1 above, the $7.00 per share threshold amount provided in
Section 5.1 above, and the last reported sale prices utilized in any calculation of Average Closing Price for the subject fiscal quarter, shall be appropriately arithmetically adjusted to reflect the effects of such event.

              Costs.
              -----

       The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of the Series A Preferred Stock; provided,
                                                                     --------
however, that the Corporation shall not be required to pay any federal or state
-------
income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of the Series A Preferred Stock in respect of which such shares are being issued.

               Consolidation, Merger, Sale, Lease or Conveyance.
               ------------------------------------------------

       In case of any consolidation with or merger of the Corporation with or into another corporation or other Person,or in case of any sale, lease or conveyance to another corporation or other Person of the assets of the Corporation as an entirety or substantially as an entirety, each share of the Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of the Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of the Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of the Series A Preferred Stock.

               Reservation of Shares.
               ---------------------

       The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of the Series A Preferred Stock having conversion privileges from time to time outstanding are convertible.

             Registration of Transfer.
             -------------------------

       The Corporation will keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation will, at the written request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on the Shares represented by the surrendered certificate.

             Replacement.
             -----------

       Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution, an entity whose securities are traded or listed on any national securities exchange or recognized automated quotation system, or any subsidiary of the foregoing, then the holder's own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on the Shares represented by the lost, stolen, destroyed or mutilated certificate.

             Definitions.
             -----------

       For purposes hereof, the following terms have the meanings set forth below:

       "Common Stock" means the Corporation's Common Stock.
       --------------

       "Default" means (a) any default by the Corporation in the issuance of any
       ---------
dividends on the Series A Preferred Stock as and when such dividends shall be issuable in accordance herewith or in the performance of any of the Corporation's other duties or obligations hereunder in respect of the Series A Preferred Stock, and/or (b) any uncured "Event of Default" or other such event (which has not been waived by the subject lender) permitting the acceleration of outstanding obligations of the Corporation in a principal amount in excess of $3,000,000 under any loan agreement, credit facility, indenture or other agreement or instrument in respect of borrowed money.

       "Junior Securities" means any equity securities of the Corporation other
       -------------------
than (a) the Series A Preferred Stock, or (b) any series or class of capital stock of the Corporation as to which, by the written consent or affirmative vote of the holders of a majority of the Series A Preferred Stock outstanding at the time of such consent or vote, is accorded parity with or seniority to the Series A Preferred Stock.

       "Liquidation Value" of any Share as of any particular date will be equal
       -------------------
to Seven ($7.00) Dollars per Share.

       "Person" means an individual, a partnership, a corporation, a limited
       --------
liability company, an association, a joint stock company, a joint venture, an unincorporated organization or any other business entity, a trust or a governmental entity or any department, agency or political subdivision thereof.

       "Subsidiary" means, with respect to any Person, any corporation,
       ------------
partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated a majority of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association of other business entity.

                    Amendment and Waiver.
                    --------------------

       No amendment, modification or waiver will be binding or effective with respect to any provision of Sections 1 through 15 hereof without the prior written consent or affirmative vote of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken; provided that without the prior written consent of the holders of at least 75% of the Series A Preferred Stock then outstanding, no such action will change (a) the rate at which or the manner in which dividends on the Series A Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred Stock or the times at which redemption of Series A Preferred Stock is to occur, or (b) the percentage required to approve any amendment, modification, waiver or change described in this Section 14.

               Notices.
               -------

       Except as otherwise expressly provided hereunder, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and will be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices, and (b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by notice given by any such holder).

          RESOLVED: That the statements contained in the foregoing resolution creating and designating the said "Series A" issue of the Preferred Stock of the Corporation and fixing the number, powers, preferences and relative, optional, participating and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics thereof shall, upon the effective date of said Series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the Delaware General Corporation Law.


Signed and attested to on November 13, 1996.



                                     /s/ Brad A. Hummel
                                   ---------------------------
                                   Brad A. Hummel, President

Attest:


/s/ Shahe Sinanian
------------------------------
Shahe Sinanian, Secretary

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